                                                                 EXHIBIT (d)(ix)

April 16, 2004

Randall W. Merk,
President and Chief Executive Officer,
Schwab Capital Trust and Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Charles Schwab Family of Funds

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                            NET OPERATING              GUARANTEED
                                EXPENSE LIMIT              THROUGH
SCHWAB MONEY
MARKET FUND                     75 bps                     4/30/05

SCHWAB GOVERNMENT
MONEY FUND                      75 bps                     4/30/05

SCHWAB U.S. TREASURY
MONEY FUND                      65 bps                     4/30/05

SCHWAB MUNICIPAL MONEY
FUND- SWEEP SHARES              66 bps                     4/30/05

SCHWAB CALIFORNIA
MUNICIPAL MONEY FUND-
SWEEP SHARES                    65 bps                     4/30/05

SCHWAB NEW YORK
MUNICIPAL MONEY FUND-
SWEEP SHARES                    69 bps                     4/30/05

SCHWAB NEW JERSEY
MUNICIPAL MONEY FUND            65 bps                     4/30/05

FUND                            NET OPERATING              GUARANTEED
                                EXPENSE LIMIT              THROUGH
SCHWAB PENNSYLVANIA
MUNICIPAL MONEY FUNDS           65 bps                     4/30/05

SCHWAB FLORIDA
MUNICIPAL MONEY FUND            66 bps                     4/30/05

SCHWAB MASSACHUSETTS
MUNICIPAL MONEY FUND            60 bps                     4/30/05

SCHWAB VALUE ADVANTAGE
MONEY FUND - INVESTOR
SHARES                          45 bps                     4/30/05

SCHWAB MUNICIPAL MONEY
FUND - VALUE ADVANTAGE
SHARES                          45 bps                     4/30/05

SCHWAB CALIFORNIA
MUNICIPAL MONEY FUND -
VALUE ADVANTAGE SHARES          45 bps                     4/30/05

SCHWAB NEW YORK
MUNICIPAL MONEY FUND -
VALUE ADVANTAGE SHARES          45 bps                     4/30/05

SCHWAB VALUE ADVANTAGE
MONEY FUND -
INSTITUTIONAL SHARES            24 bps                     4/30/05

SCHWAB VALUE ADVANTAGE
MONEY FUND - SELECT
SHARES                          35 bps                     4/30/05

FUND                            NET OPERATING              GUARANTEED
                                EXPENSE LIMIT              THROUGH
SCHWAB RETIREMENT
ADVANTAGE MONEY FUND            50 bps                     4/30/05

SCHWAB GOVERNMENT CASH
RESERVES FUND                   125 bps                    4/30/05

SCHWAB MUNICIPAL MONEY
FUND - INSTITUTIONAL
SHARES                          24 bps                     4/30/05

SCHWAB MUNICIPAL MONEY
FUND - SELECT SHARES            35 bps                     4/30/05

Sincerely,

/s/ Stephen B. Ward                  /s/ Evelyn Dilsaver
-------------------                  -------------------
Stephen B. Ward,                     Evelyn Dilsaver,
Senior Vice President and Chief      Senior Vice President, AMPS Development
Investment Officer, Charles Schwab   and Distribution Charles Schwab & Co., Inc.
Investment Management, Inc.

cc:      Felton, Koji
         Hand, Greg
         Jande, Mini
         Loudermilk, Michael
         Norman, Jen
         Stewart, Carolyn
         Stuart, Jody
         Taylor, Shelly
         Tung, Tai-Chin